FULL-YEAR 2024 NET INCOME OF $698 MILLION, $5.02 PER SHARE
FOURTH QUARTER 2024 NET INCOME OF $170 MILLION, $1.22 PER SHARE
Enhanced Liquidity Through Lower Wholesale Funding and Favorable Customer Deposit Trends
Strong Credit Quality and Capital Position with Resumption of Share Repurchases

“In 2024, we took steps to further enhance our strong foundation as we improved our capital and liquidity positions while demonstrating credit and expense discipline,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “Although loan demand remained muted throughout the year, our deliberate deposit focus drove improved customer balances, enabling a meaningful reduction in wholesale funding and benefiting net interest income. Successful execution of our expense calibration efforts demonstrated our commitment to driving efficiency while creating capacity for strategic and risk management investments, and credit quality remained strong with net charge-offs of 10 bps. Despite ongoing volatility in the rate curve, we grew our book value and resumed returning capital to shareholders through share repurchases.”
“In the fourth quarter, we continued to see favorable deposit trends with higher customer balances while strategically managing deposit pricing. As expected, loans were pressured by paydowns in Commercial Real Estate, but we saw promising signals across other businesses that support our outlook for growth in 2025. Although some uncertainty remains, we believe customer sentiment is generally more optimistic about the future of the economy and plans for increased investment in their businesses. Net charge-offs for the quarter remained low, and with a conservative approach to capital management, we produced an estimated CET1 of 11.89%, still well above our 10% strategic target.”

(dollar amounts in millions, except per share data)	4th Qtr '24	3rd Qtr '24	2024	2023
FINANCIAL RESULTS
Net interest income	$575	$534	$2,190	$2,514
Provision for credit losses	21	14	49	89
Noninterest income	250	277	1,054	1,078
Noninterest expenses	587	562	2,307	2,359
Pre-tax income	217	235	888	1,144
Provision for income taxes	47	51	190	263
Net income	$170	$184	$698	$881
Diluted earnings per common share	$1.22	$1.33	$5.02	$6.44
Average loans	50,617	50,861	50,979	53,903
Average deposits	63,347	63,896	63,901	66,018
Return on average assets (ROA)	0.85%	0.92%	0.87%	1.01%
Return on average common shareholders' equity (ROE)	10.27	10.88	11.23	16.50
Net interest margin	3.06	2.80	2.88	3.06
Efficiency ratio (a)	69.51	68.80	70.68	65.56
Common equity Tier 1 capital ratio (b)	11.89	11.96	11.89	11.09
Tier 1 capital ratio (b)	12.43	12.51	12.43	11.60
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)December 31, 2024 ratios are estimated. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Impact of Notable Items to Financial Results
The following table reconciles adjusted diluted earnings per common share, net income attributable to common shareholders and return ratios. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

(dollar amounts in millions, except per share data)	4th Qtr '24	3rd Qtr '24	2024	2023
Diluted earnings per common share	$1.22	$1.33	$5.02	$6.44
Securities repositioning (a)	0.11	—	0.11	—
Net BSBY cessation hedging losses (gains) (b)	(0.09)	0.05	0.18	0.51
FDIC special assessment (c)	(0.01)	(0.02)	0.08	0.62
Modernization and expense recalibration initiatives (d)	(0.03)	0.01	—	0.18
Adjusted diluted earnings per common share	$1.20	$1.37	$5.39	$7.75
Net income attributable to common shareholders	$163	$177	$671	$854
Securities repositioning (a)	19	—	19	—
Net BSBY cessation hedging losses (gains) (b)	(16)	9	32	88
FDIC special assessment (c)	(2)	(4)	13	109
Modernization and expense recalibration initiatives (d)	(5)	2	—	31
Income tax impact of above items	1	(2)	(15)	(54)
Adjusted net income attributable to common shareholders	$160	$182	$720	$1,028
ROA	0.85%	0.92%	0.87%	1.01%
Adjusted ROA	0.84	0.94	0.93	1.21
ROE	10.27	10.88	11.23	16.50
Adjusted ROE	10.08	11.22	12.02	19.77
(a)Securities repositioning relates to losses incurred on the sale of $827 million of Treasury securities that were replaced with higher-yielding Treasury securities with a duration of 1.9 years.
(b)The cessation of the Bloomberg Short-Term Bank Yield Index (BSBY) announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in accumulated other comprehensive income (AOCI) into earnings. All impacted swaps were re-designated as of April 1, 2024; therefore, settlement of interest payments for months after re-designation were recorded as net interest income.
(c)Additional FDIC insurance accrual adjustments resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(d)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
Fourth Quarter 2024 Compared to Third Quarter 2024 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $244 million to $50.6 billion.
•Decreases of $225 million in Commercial Real Estate and $132 million in Corporate Banking, partially offset by an increase of $116 million in Energy.
◦Period-end loans were stable at $50.5 billion, with increases of $180 million in Equity Fund Services, $174 million in Energy and $118 million in National Dealer Services, offset by decreases of $531 million in Commercial Real Estate and $228 million in Corporate Banking.
•Average yield on loans (including swaps) increased 1 basis point to 6.25%, reflecting the positive impact from BSBY cessation and higher nonaccrual interest, mostly offset by the impact of the lower rate environment.
Securities decreased $486 million to $15.4 billion, reflecting paydowns and an increase in unrealized losses.
•Sale of $827 million in Treasury securities that were replaced with higher-yielding Treasury securities to reposition securities portfolio.
•Period-end unrealized losses on securities increased $621 million to $2.9 billion.
Deposits decreased $549 million to $63.3 billion.
•Interest-bearing and noninterest-bearing deposits decreased $414 million and $135 million, respectively.
◦Brokered time deposits decreased $1.4 billion, and increases of $1.1 billion in general Middle Market, $134 million in Corporate Banking and $104 million in Commercial Real Estate were partially offset by decreases of $260 million in Retail Banking and $181 million in Equity Fund Services.
◦Period-end deposits increased $734 million, which included a $1.3 billion increase in noninterest-bearing deposits related to the Direct Express government card program, partially offset by a $965 million decrease in brokered time deposits.

•The average cost of interest-bearing deposits decreased 40 basis points to 291 basis points, reflecting the impact of disciplined pricing as well as the decrease in brokered time deposits.
Net interest income increased $41 million to $575 million, and net interest margin increased 26 basis points to 3.06%.
•Reflects strategic growth in core interest-bearing deposits and relationship-focused pricing.
•The reduction in interest income on loans resulting from the lower rate environment was largely offset by the positive impact of BSBY cessation.
Provision for credit losses increased $7 million to $21 million.
•The allowance for credit losses increased $5 million to $725 million, reflecting changes in portfolio composition and a relatively consistent economic outlook.
•As a percentage of total loans, the allowance for credit losses was 1.44%, an increase of 1 basis point.
Noninterest income decreased $27 million to $250 million.
•Driven by a $19 million loss related to repositioning the securities portfolio as well as decreases of $4 million in deferred compensation asset returns (offset in noninterest expenses), $3 million each in fiduciary income and capital markets income and $2 million in card fees.
◦Other noninterest income for third quarter 2024 included a $5 million loss pertaining to a derivative related to Visa’s Class B shares.
Noninterest expenses increased $25 million to $587 million.
•Increases of $17 million in litigation-related expenses, $11 million in salaries and benefits expense and $7 million in charitable contributions, as well as smaller increases in other categories, partially offset by $15 million in gains on the sale of real estate and a decrease of $4 million in operational losses.
◦Salaries and benefits expense included increases of $6 million in salaries expense and $5 million in benefits expense.
Estimated common equity Tier 1 capital ratio* of 11.89% and an estimated Tier 1 capital ratio* of 12.43%.
•Returned a total of $193 million to common shareholders through share repurchases and dividends.
◦Repurchased $100 million of common stock (1.5 million shares) under the share repurchase program.
◦Declared dividends of $93 million on common stock and $6 million on preferred stock.
•Common equity ratio of 7.75% and tangible common equity ratio* of 7.00%.
•Share repurchases targeted at approximately $50 million in the first quarter of 2025.
*See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.
Full-Year 2024 Compared to Full-Year 2023 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $2.9 billion to $51.0 billion.
•Decreases of $1.2 billion in Equity Fund Services, $1.1 billion in general Middle Market, $928 million in Mortgage Banker Finance (reflecting strategic exit) and $606 million in Corporate Banking, partially offset by an increase of $1.2 billion in Commercial Real Estate.
•Average yield on loans (including swaps) increased 9 basis points to 6.29%, reflecting the net impact of higher rates (including hedging impacts).
Securities decreased $1.6 billion to $15.8 billion, reflecting paydowns and maturities, partially offset by a decrease in average unrealized losses.
Deposits decreased $2.1 billion to $63.9 billion.
•Noninterest-bearing deposits decreased $5.8 billion, partially offset by a $3.7 billion increase in interest-bearing deposits.
◦Brokered time deposits decreased $960 million, and decreases of $606 million in Technology and Life Sciences, $292 million in Mortgage Banker Finance (reflecting strategic exit), $236 million in Wealth Management, $210 million in Energy and $158 million in National Dealer Services were partially offset by increases of $297 million in general Middle Market and $279 million in Corporate Banking.
•The average cost of interest-bearing deposits increased 66 basis points to 318 basis points, reflecting the cyclical impact of deposit pricing and strategic growth in core interest-bearing deposits.

Short-term borrowings decreased $6.4 billion, reflecting a reduction in Federal Home Loan Bank (FHLB) advances, while medium- and long-term debt increased $1.0 billion to $6.9 billion, primarily due to an increase in longer-term FHLB advances.
Net interest income decreased $324 million to $2.2 billion, and net interest margin decreased 18 basis points to 2.88%.
•Driven by lower loan volume, the net impact of higher rates and growth in interest-bearing deposits, partially offset by a decline in short-term FHLB advances.
Provision for credit losses decreased $40 million to $49 million.
•The allowance for credit losses decreased $3 million, reflecting changes in portfolio composition, lower loan balances and an improved economic outlook.
Noninterest income decreased $24 million to $1.1 billion, which included a $19 million loss related to repositioning the securities portfolio.
Results reflect changes in presentation consistent with contractual terms with an investment program partner beginning in November 2023. Comparative impacts attributable to prior year’s presentation included an increase of $22 million in brokerage fees, with corresponding reductions of $24 million in other noninterest income, $21 million in salaries and benefits expense (commission expenses), $20 million in fiduciary income and $1 million in outside processing expense.
•Decreases of $24 million in card fees, $13 million in FHLB stock dividends (component of other noninterest income), $5 million in capital markets income and $4 million in commercial lending fees, partially offset by an increase of $50 million in risk management hedging income (mostly BSBY cessation), a $5 million negotiated vendor payment received in the 2024 period and smaller increases in other categories.
Noninterest expenses decreased $52 million to $2.3 billion.
Results reflect above-described changes in presentation consistent with contractual terms with investment program partner.
•Decreases of $104 million in FDIC insurance expense (primarily driven by special assessment) and $13 million in other noninterest expenses, partially offset by increases of $46 million in salaries and benefits expense and $10 million each in software expense and occupancy expense.
◦Salaries and benefits expense included increases of $27 million in salaries expense and $19 million in benefits expense.
◦Other noninterest expenses included decreases of $24 million in non-salary pension expense and $10 million in litigation-related expenses, partially offset by a $20 million decrease in gains on the sale of real estate.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '24	3rd Qtr '24	2024	2023
Net interest income	$575	$534	$2,190	$2,514
Net interest margin	3.06%	2.80%	2.88%	3.06%
Selected balances:
Total earning assets	$72,072	$73,103	$73,199	$79,214
Total loans	50,617	50,861	50,979	53,903
Total investment securities	15,394	15,880	15,837	17,442
Federal Reserve Bank deposits	5,558	5,789	5,836	7,297

Total deposits	63,347	63,896	63,901	66,018
Total noninterest-bearing deposits	24,222	24,357	25,082	30,882
Short-term borrowings	42	77	837	7,218
Medium- and long-term debt	6,698	6,849	6,882	5,847
Fourth quarter 2024 net interest income increased $41 million, and net interest margin increased 26 basis points, compared to third quarter 2024. Amounts shown in parentheses below represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging program and BSBY cessation included with rate.
•Interest income on loans decreased $3 million and net interest margin remained stable, driven by the net impact of lower rates (-$4 million, -3 basis points) and lower loan balances (-$5 million, -1 basis point), partially offset by higher nonaccrual interest (+$6 million, +4 basis points).
◦BSBY cessation positively impacted net interest income and net interest margin by $16 million and 9 basis points for fourth quarter 2024, compared to a negative impact of $9 million and 5 basis points for third quarter 2024.
•Interest income on investment securities increased $1 million and improved net interest margin by 2 basis points due to higher rates (+$3 million, +2 basis points), partially offset by a decline in securities balances (-$2 million).
•Interest income on short-term investments decreased $13 million and reduced net interest margin by 6 basis points, primarily reflecting a decrease of $231 million in deposits with the Federal Reserve Bank (-$3 million, -1 basis point) and lower short-term rates (-$10 million, -5 basis points).
•Interest expense on deposits decreased $44 million and improved net interest margin by 23 basis points, reflecting lower pay rates on deposits (+$29 million, +15 basis points) and lower average interest-bearing deposit balances (+$15 million, +8 basis points, which included decreased brokered time deposits).
•Interest expense on debt decreased $12 million and improved net interest margin by 7 basis points, driven by lower rates (+$11 million, +6 basis points) and a decline of $151 million in medium- and long-term debt (+$1 million, +1 basis point).
The net impact of lower rates to fourth quarter 2024 net interest income was an increase of $29 million compared to third quarter 2024 and the net impact of lower rates to fourth quarter 2024 net interest margin was an increase of 15 basis points compared to third quarter 2024.

Credit Quality
“Credit quality remained strong with low net charge-offs of 13 basis points," said Farmer. "Persistent inflation and elevated rates continued to pressure customer profitability and drove expected normalization in both criticized and nonperforming loans. This modest migration was expected and already factored into our reserves, and as a result, our allowance for credit losses remained relatively flat at 1.44% of total loans. We continue to feel that our highly regarded approach to credit positions us well to support our customers and navigate future migration.”

(dollar amounts in millions)	4th Qtr '24	3rd Qtr '24	4th Qtr '23
Charge-offs	$23	$23	$25
Recoveries	7	12	5
Net charge-offs	16	11	20
Net charge-offs/Average total loans	0.13%	0.08%	0.15%
Provision for credit losses	$21	$14	$12

Nonperforming loans and nonperforming assets (NPAs)	308	250	178
NPAs/Total loans and foreclosed property	0.61%	0.50%	0.34%
Loans past due 90 days or more and still accruing	$44	$21	$20
Allowance for loan losses	690	686	688
Allowance for credit losses on lending-related commitments (a)	35	34	40
Total allowance for credit losses	725	720	728
Allowance for credit losses/Period-end total loans	1.44%	1.43%	1.40%
Allowance for credit losses/Nonperforming loans	2.4x	2.9x	4.1x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $725 million at December 31, 2024 and increased by 1 basis point to 1.44% of total loans, reflecting changes in portfolio composition and a relatively consistent economic outlook.
•Criticized loans increased $113 million to $2.5 billion, or 5.0% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
•Nonperforming assets increased $58 million to $308 million, or 0.61% of total loans and foreclosed property, compared to 0.50% in third quarter 2024.
•Net charge-offs totaled $16 million, compared to net charge-offs of $11 million in third quarter 2024.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at December 31, 2024. A discussion of business segment annual results will be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review fourth quarter 2024 financial results at 7 a.m. CT Wednesday, January 22, 2025. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. Comerica’s presentation may include forward-looking statements, such as descriptions of plans and objectives for future or past operations, products or services; forecasts of revenue, earnings or other measures of economic performance and profitability; and estimates of credit trends and stability.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides over 380 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded 175 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this press release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as achieve, anticipate, aspire, assume, believe, can, confident, continue, could, designed, enhances, estimate, expect, feel, forecast, forward, future, goal, grow, initiative, intend, look forward, maintain, may, might, mission, model, objective, opportunity, outcome, on track, outlook, plan, position, potential, project, propose, remain, seek, should, strategy, strive, target, trend, until, well-positioned, will, would or similar expressions, as they relate to Comerica or its management, or to economic, market or other environmental conditions, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this press release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies and fluctuations in interest rates and their impact on deposit pricing); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies and their soundness); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies, processes and management estimates; the volatility of Comerica’s stock price; and that an investment in Comerica’s equity securities is not insured or guaranteed by the FDIC). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 14 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this press release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Lindsey Baird
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2024	2024	2023	2024	2023
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.22	$1.33	$0.20	$5.02	$6.44
Cash dividends declared	0.71	0.71	0.71	2.84	2.84
Average diluted shares (in thousands)	133,361	134,039	132,756	133,647	132,576
PERFORMANCE RATIOS
Return on average common shareholders' equity	10.27%	10.88%	2.17%	11.23%	16.50%
Return on average assets	0.85	0.92	0.15	0.87	1.01
Efficiency ratio (a)	69.51	68.80	91.86	70.68	65.56
CAPITAL
Common equity tier 1 capital (b), (c)	$8,667	$8,683	$8,414
Tier 1 capital (b), (c)	9,061	9,077	8,808
Risk-weighted assets (b)	72,878	72,583	75,901
Common equity tier 1 capital ratio (b), (c)	11.89%	11.96%	11.09%
Tier 1 capital ratio (b), (c)	12.43	12.51	11.60
Total capital ratio (b)	14.22	14.29	13.52
Leverage ratio (b)	11.08	10.98	10.06
Common shareholders' equity per share of common stock	$46.79	$52.52	$45.58
Tangible common equity per share of common stock (c)	41.91	47.69	40.70
Common equity ratio	7.75%	8.75%	7.00%
Tangible common equity ratio (c)	7.00	8.01	6.30
AVERAGE BALANCES
Commercial loans	$26,198	$26,173	$28,163	$26,278	$30,009
Real estate construction loans	3,765	4,205	4,798	4,422	4,041
Commercial mortgage loans	14,728	14,494	13,706	14,260	13,697
Lease financing	752	804	794	791	776
International loans	988	1,036	1,169	1,069	1,226
Residential mortgage loans	1,921	1,905	1,902	1,902	1,877
Consumer loans	2,265	2,244	2,264	2,257	2,277
Total loans	50,617	50,861	52,796	50,979	53,903
Earning assets	72,072	73,103	76,167	73,199	79,214
Total assets	79,234	80,231	84,123	80,568	87,194
Noninterest-bearing deposits	24,222	24,357	27,814	25,082	30,882
Interest-bearing deposits	39,125	39,539	38,231	38,819	35,136
Total deposits	63,347	63,896	66,045	63,901	66,018
Common shareholders' equity	6,345	6,546	4,947	6,011	5,201
Total shareholders' equity	6,739	6,940	5,341	6,405	5,595
NET INTEREST INCOME
Net interest income	$575	$534	$584	$2,190	$2,514
Net interest margin	3.06%	2.80%	2.91%	2.88%	3.06%
CREDIT QUALITY
Nonperforming assets	$308	$250	$178
Loans past due 90 days or more and still accruing	44	21	20
Net charge-offs	16	11	20	$52	$22
Allowance for loan losses	690	686	688
Allowance for credit losses on lending-related commitments	35	34	40
Total allowance for credit losses	725	720	728
Allowance for credit losses as a percentage of total loans	1.44%	1.43%	1.40%
Net loan charge-offs as a percentage of average total loans	0.13	0.08	0.15	0.10%	0.04%
Nonperforming assets as a percentage of total loans and foreclosed property	0.61	0.50	0.34
Allowance for credit losses as a multiple of total nonperforming loans	2.4x	2.9x	4.1x
OTHER KEY INFORMATION
Number of banking centers	381	380	408
Number of employees - full time equivalent	7,766	7,666	7,701
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    December 31, 2024 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2024	2024	2023
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$850	$870	$1,443
Interest-bearing deposits with banks	5,954	5,523	8,059
Other short-term investments	375	364	399
Investment securities available-for-sale	15,045	15,886	16,869
Commercial loans	26,492	25,953	27,251
Real estate construction loans	3,680	3,859	5,083
Commercial mortgage loans	14,493	14,774	13,686
Lease financing	722	767	807
International loans	952	1,003	1,102
Residential mortgage loans	1,929	1,901	1,889
Consumer loans	2,271	2,260	2,295
Total loans	50,539	50,517	52,113
Allowance for loan losses	(690)	(686)	(688)
Net loans	49,849	49,831	51,425
Premises and equipment	473	476	445
Accrued income and other assets	6,751	6,713	7,194
Total assets	$79,297	$79,663	$85,834
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$24,425	$23,819	$27,849
Money market and interest-bearing checking deposits	32,714	31,469	28,246
Savings deposits	2,138	2,155	2,381
Customer certificates of deposit	3,450	3,592	3,723
Other time deposits	1,052	2,017	4,550
Foreign office time deposits	32	25	13
Total interest-bearing deposits	39,386	39,258	38,913
Total deposits	63,811	63,077	66,762
Short-term borrowings	—	—	3,565
Accrued expenses and other liabilities	2,270	2,434	2,895
Medium- and long-term debt	6,673	6,786	6,206
Total liabilities	72,754	72,297	79,428
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,218	2,217	2,224
Accumulated other comprehensive loss	(3,161)	(2,355)	(3,048)
Retained earnings	12,017	11,949	11,727
Less cost of common stock in treasury - 96,755,368 shares at 12/31/24, 95,441,515 shares at 9/30/24, 96,266,568 shares at 12/31/23	(6,066)	(5,980)	(6,032)
Total shareholders' equity	6,543	7,366	6,406
Total liabilities and shareholders' equity	$79,297	$79,663	$85,834

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$795	$849	$3,204	$3,340
Interest on investment securities	100	104	402	430
Interest on short-term investments	72	96	333	405
Total interest income	967	1,049	3,939	4,175
INTEREST EXPENSE
Interest on deposits	286	302	1,238	892
Interest on short-term borrowings	1	58	48	391
Interest on medium- and long-term debt	105	105	463	378
Total interest expense	392	465	1,749	1,661
Net interest income	575	584	2,190	2,514
Provision for credit losses	21	12	49	89
Net interest income after provision for credit losses	554	572	2,141	2,425
NONINTEREST INCOME
Card fees	62	68	256	280
Fiduciary income	54	56	220	235
Service charges on deposit accounts	47	45	184	185
Capital markets income	36	34	142	147
Commercial lending fees	18	17	68	72
Brokerage fees	14	8	51	30
Bank-owned life insurance	11	10	44	46
Letter of credit fees	10	11	40	42
Risk management hedging income (loss)	9	(74)	8	(42)
Net losses on debt securities	(19)	—	(19)	—
Other noninterest income	8	23	60	83
Total noninterest income	250	198	1,054	1,078
NONINTEREST EXPENSES
Salaries and benefits expense	346	359	1,352	1,306
Outside processing fee expense	68	70	273	277
Occupancy expense	47	45	181	171
Software expense	46	44	181	171
Equipment expense	14	14	52	50
Advertising expense	11	10	41	40
FDIC insurance expense	10	132	76	180
Other noninterest expenses	45	44	151	164
Total noninterest expenses	587	718	2,307	2,359
Income before income taxes	217	52	888	1,144
Provision for income taxes	47	19	190	263
NET INCOME	170	33	698	881
Less:
Income allocated to participating securities	1	—	4	4
Preferred stock dividends	6	6	23	23
Net income attributable to common shares	$163	$27	$671	$854
Earnings per common share:
Basic	$1.23	$0.20	$5.06	$6.47
Diluted	1.22	0.20	5.02	6.44
Comprehensive (loss) income	(636)	1,525	585	1,575
Cash dividends declared on common stock	93	93	376	375
Cash dividends declared per common share	0.71	0.71	2.84	2.84

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2024 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2024		Fourth Quarter 2023
(in millions, except per share data)	2024	2024	2024	2024	2023	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$795	$798	$803	$808	$849	$(3)	—%	$(54)	(6%)
Interest on investment securities	100	99	101	102	104	1	1	(4)	(3)
Interest on short-term investments	72	85	67	109	96	(13)	(15)	(24)	(25)
Total interest income	967	982	971	1,019	1,049	(15)	(1)	(82)	(8)
INTEREST EXPENSE
Interest on deposits	286	330	305	317	302	(44)	(13)	(16)	(5)
Interest on short-term borrowings	1	1	9	37	58	—	—	(57)	(99)
Interest on medium- and long-term debt	105	117	124	117	105	(12)	(11)	—	—
Total interest expense	392	448	438	471	465	(56)	(13)	(73)	(16)
Net interest income	575	534	533	548	584	41	8	(9)	(1)
Provision for credit losses	21	14	—	14	12	7	47	9	84
Net interest income after provision for credit losses	554	520	533	534	572	34	7	(18)	(3)
NONINTEREST INCOME
Card fees	62	64	64	66	68	(2)	(4)	(6)	(9)
Fiduciary income	54	57	58	51	56	(3)	(6)	(2)	(4)
Service charges on deposit accounts	47	46	46	45	45	1	2	2	2
Capital markets income	36	39	37	30	34	(3)	(5)	2	9
Commercial lending fees	18	17	17	16	17	1	(2)	1	5
Brokerage fees	14	13	14	10	8	1	3	6	59
Bank-owned life insurance	11	12	11	10	10	(1)	(10)	1	14
Letter of credit fees	10	10	10	10	11	—	—	(1)	6
Risk management hedging income (loss)	9	7	17	(25)	(74)	2	32	83	n/m
Net losses on debt securities	(19)	—	—	—	—	(19)	n/m	(19)	n/m
Other noninterest income	8	12	17	23	23	(4)	(35)	(15)	(67)
Total noninterest income	250	277	291	236	198	(27)	(10)	52	26
NONINTEREST EXPENSES
Salaries and benefits expense	346	335	323	348	359	11	3	(13)	(3)
Outside processing fee expense	68	69	68	68	70	(1)	(2)	(2)	(3)
Occupancy expense	47	46	44	44	45	1	1	2	4
Software expense	46	46	45	44	44	—	—	2	5
Equipment expense	14	13	13	12	14	1	7	—	—
Advertising expense	11	10	12	8	10	1	—	1	1
FDIC insurance expense	10	11	19	36	132	(1)	2	(122)	(92)
Other noninterest expenses	45	32	31	43	44	13	42	1	1
Total noninterest expenses	587	562	555	603	718	25	5	(131)	(18)
Income before income taxes	217	235	269	167	52	(18)	(8)	165	n/m
Provision for income taxes	47	51	63	29	19	(4)	(8)	28	n/m
NET INCOME	170	184	206	138	33	(14)	(8)	137	n/m
Less:
Income allocated to participating securities	1	1	1	1	—	—	—	1	94
Preferred stock dividends	6	6	5	6	6	—	—	—	—
Net income attributable to common shares	$163	$177	$200	$131	$27	$(14)	(9%)	$136	n/m
Earnings per common share:
Basic	$1.23	$1.34	$1.50	$0.99	$0.20	$(0.11)	(8%)	$1.03	n/m
Diluted	1.22	1.33	1.49	0.98	0.20	(0.11)	(8)	1.02	n/m
Comprehensive (loss) income	(636)	1,292	200	(271)	1,525	(1,928)	n/m	(2,161)	n/m
Cash dividends declared on common stock	93	94	95	94	93	(1)	(1)	—	—
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2024				2023
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance at beginning of period:
Allowance for loan losses	$686	$686	$691	$688	$694
Allowance for credit losses on lending-related commitments	34	31	37	40	42
Allowance for credit losses	720	717	728	728	736
Loan charge-offs:
Commercial	22	11	19	20	13
Commercial mortgage	—	10	6	—	1
Lease financing	—	1	3	—	—
International	—	1	—	—	11
Consumer	1	—	—	1	—
Total loan charge-offs	23	23	28	21	25
Recoveries on loans previously charged-off:
Commercial	5	6	15	6	3
Commercial mortgage	1	1	1	—	2
International	1	5	—	—	—
Consumer	—	—	1	1	—
Total recoveries	7	12	17	7	5
Net loan charge-offs	16	11	11	14	20
Provision for credit losses:
Provision for loan losses	20	11	6	17	14
Provision for credit losses on lending-related commitments	1	3	(6)	(3)	(2)
Provision for credit losses	21	14	—	14	12
Balance at end of period:
Allowance for loan losses	690	686	686	691	688
Allowance for credit losses on lending-related commitments	35	34	31	37	40
Allowance for credit losses	$725	$720	$717	$728	$728
Allowance for credit losses as a percentage of total loans	1.44%	1.43%	1.38%	1.43%	1.40%
Net loan charge-offs as a percentage of average total loans	0.13	0.08	0.09	0.10	0.15

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2024				2023
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$125	$97	$94	$88	$75
Real estate construction	—	—	—	—	2
Commercial mortgage	118	88	69	67	41
Lease financing	1	1	1	—	—
International	—	3	13	16	20
Total nonperforming business loans	244	189	177	171	138
Retail loans:
Residential mortgage	37	36	23	23	19
Consumer:
Home equity	27	25	26	23	21
Total nonperforming retail loans	64	61	49	46	40
Total nonperforming loans and nonperforming assets	308	250	226	217	178
Nonperforming loans as a percentage of total loans	0.61%	0.50%	0.44%	0.43%	0.34%
Nonperforming assets as a percentage of total loans and foreclosed property	0.61	0.50	0.44	0.43	0.34
Allowance for credit losses as a multiple of total nonperforming loans	2.4x	2.9x	3.2x	3.4x	4.1x
Loans past due 90 days or more and still accruing	$44	$21	$11	$32	$20
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$250	$226	$217	$178	$154
Loans transferred to nonaccrual (a)	97	55	45	83	54
Nonaccrual loan gross charge-offs	(23)	(23)	(28)	(21)	(25)
Loans transferred to accrual status (a)	(5)	—	—	(2)	—
Nonaccrual loans sold	(1)	(14)	(2)	(12)	(1)
Payments/other (b)	(10)	6	(6)	(9)	(4)
Nonaccrual loans at end of period	$308	$250	$226	$217	$178
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Years Ended
	December 31, 2024			December 31, 2023
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,278	$1,407	5.36%	$30,009	$1,651	5.51%
Real estate construction loans	4,422	367	8.30	4,041	330	8.16
Commercial mortgage loans	14,260	1,045	7.32	13,697	981	7.17
Lease financing	791	48	6.08	776	37	4.72
International loans	1,069	82	7.71	1,226	98	7.96
Residential mortgage loans	1,902	72	3.78	1,877	66	3.54
Consumer loans	2,257	183	8.10	2,277	177	7.76
Total loans	50,979	3,204	6.29	53,903	3,340	6.20
Mortgage-backed securities (b)	14,438	394	2.29	15,546	421	2.28
U.S. Treasury securities (c)	1,399	8	0.60	1,896	9	0.47
Total investment securities	15,837	402	2.16	17,442	430	2.10
Interest-bearing deposits with banks (d)	6,007	318	5.30	7,530	392	5.21
Other short-term investments	376	15	3.89	339	13	3.72
Total earning assets	73,199	3,939	5.18	79,214	4,175	5.08
Cash and due from banks	691			1,214
Allowance for loan losses	(688)			(658)
Accrued income and other assets	7,366			7,424
Total assets	$80,568			$87,194
Money market and interest-bearing checking deposits (e)	$30,203	962	3.18	$26,054	627	2.39
Savings deposits	2,243	5	0.20	2,774	6	0.21
Customer certificates of deposit	3,733	131	3.51	2,708	75	2.77
Other time deposits	2,617	139	5.31	3,577	183	5.13
Foreign office time deposits	23	1	4.32	23	1	4.02
Total interest-bearing deposits	38,819	1,238	3.18	35,136	892	2.52
Federal funds purchased	8	—	5.28	29	1	4.77
Other short-term borrowings	829	48	5.73	7,189	390	5.41
Medium- and long-term debt	6,882	463	6.73	5,847	378	6.47
Total interest-bearing sources	46,538	1,749	3.75	48,201	1,661	3.43
Noninterest-bearing deposits	25,082			30,882
Accrued expenses and other liabilities	2,543			2,516
Shareholders' equity	6,405			5,595
Total liabilities and shareholders' equity	$80,568			$87,194
Net interest income/rate spread		$2,190	1.43		$2,514	1.65
Impact of net noninterest-bearing sources of funds			1.45			1.41
Net interest margin (as a percentage of average earning assets)			2.88%			3.06%
(a)Interest income on commercial loans included net expense from cash flow swaps of $637 million and $602 million for the year ended December 31, 2024 and 2023, respectively.
(b)Average balances included $2.8 billion and $2.9 billion of unrealized losses for the year ended December 31, 2024 and 2023; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $47 million and $115 million of unrealized losses for the year ended December 31, 2024 and 2023, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $1 million and included $5 million of collateral posted and netted against derivative liability positions for the year ended December 31, 2024 and 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $100 million and $195 million of collateral received and netted against derivative asset positions for the year ended December 31, 2024 and 2023, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,198	$372	5.65%	$26,173	$341	5.18%	$28,163	$388	5.47%
Real estate construction loans	3,765	75	7.89	4,205	89	8.43	4,798	102	8.42
Commercial mortgage loans	14,728	257	6.95	14,494	272	7.44	13,706	258	7.48
Lease financing	752	11	5.90	804	12	6.10	794	12	6.14
International loans	988	18	7.26	1,036	20	7.73	1,169	25	8.15
Residential mortgage loans	1,921	17	3.62	1,905	19	3.94	1,902	17	3.74
Consumer loans	2,265	45	7.80	2,244	45	8.04	2,264	47	8.07
Total loans	50,617	795	6.25	50,861	798	6.24	52,796	849	6.38
Mortgage-backed securities (b)	14,075	96	2.30	14,608	98	2.29	14,602	103	2.28
U.S. Treasury securities (c)	1,319	4	1.32	1,272	1	0.50	1,687	1	0.26
Total investment securities	15,394	100	2.22	15,880	99	2.17	16,289	104	2.10
Interest-bearing deposits with banks (d)	5,695	68	4.71	5,969	81	5.32	6,685	92	5.46
Other short-term investments	366	4	3.73	393	4	3.83	397	4	4.07
Total earning assets	72,072	967	5.15	73,103	982	5.17	76,167	1,049	5.23
Cash and due from banks	630			593			1,103
Allowance for loan losses	(687)			(686)			(694)
Accrued income and other assets	7,219			7,221			7,547
Total assets	$79,234			$80,231			$84,123
Money market and interest-bearing checking deposits (e)	$32,045	238	2.95	$30,960	260	3.34	$27,644	208	2.96
Savings deposits	2,142	1	0.16	2,194	1	0.19	2,440	1	0.21
Customer certificates of deposit	3,542	28	3.21	3,625	31	3.39	3,577	33	3.63
Other time deposits	1,371	19	5.35	2,739	37	5.35	4,557	60	5.22
Foreign office time deposits	25	—	4.14	21	1	4.38	13	—	4.75
Total interest-bearing deposits	39,125	286	2.91	39,539	330	3.31	38,231	302	3.12
Federal funds purchased	5	—	4.68	—	—	—	15	—	5.37
Other short-term borrowings	37	1	4.77	77	1	5.65	3,987	58	5.74
Medium- and long-term debt	6,698	105	6.28	6,849	117	6.87	6,070	105	6.94
Total interest-bearing sources	45,865	392	3.40	46,465	448	3.84	48,303	465	3.81
Noninterest-bearing deposits	24,222			24,357			27,814
Accrued expenses and other liabilities	2,408			2,469			2,665
Shareholders' equity	6,739			6,940			5,341
Total liabilities and shareholders' equity	$79,234			$80,231			$84,123
Net interest income/rate spread		$575	1.75		$534	1.33		$584	1.42
Impact of net noninterest-bearing sources of funds			1.31			1.47			1.49
Net interest margin (as a percentage of average earning assets)			3.06%			2.80%			2.91%
(a)Interest income on commercial loans included net expense from cash flow swaps of $115 million, $178 million and $170 million for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(b)Average balances included $2.7 billion, $2.4 billion and $3.4 billion of unrealized losses for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $22 million, $38 million and $94 million of unrealized losses for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively; yields calculated gross of these unrealized losses.
(d)Average balances excluded $10 million, included $13 million and included $14 million of collateral posted and netted against derivative liability positions for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $76 million, $72 million and $141 million of collateral received and netted against derivative asset positions for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972
Net income	—	—	—	—	—	33	—	33
Other comprehensive income, net of tax	—	—	—	—	1,492	—	—	1,492
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(93)	—	(93)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(4)	—	(3)	7	—
Share-based compensation	—	—	—	8	—	—	—	8
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
BALANCE AT SEPTEMBER 30, 2024	$394	132.7	$1,141	$2,217	$(2,355)	$11,949	$(5,980)	$7,366
Net income	—	—	—	—	—	170	—	170
Other comprehensive loss, net of tax	—	—	—	—	(806)	—	—	(806)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(93)	—	(93)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(1.5)	—	(4)	—	—	(96)	(100)
Net issuance of common stock under employee stock plans	—	0.2	—	(4)	—	(3)	10	3
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT DECEMBER 31, 2024	$394	131.4	$1,141	$2,218	$(3,161)	$12,017	$(6,066)	$6,543
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	881	—	881
Other comprehensive income, net of tax	—	—	—	—	694	—	—	694
Cash dividends declared on common stock ($2.84 per share)	—	—	—	—	—	(375)	—	(375)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Net issuance of common stock under employee stock plans	—	0.9	—	(48)	—	(14)	58	(4)
Share-based compensation	—	—	—	52	—	—	—	52
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	698	—	698
Other comprehensive loss, net of tax	—	—	—	—	(113)	—	—	(113)
Cash dividends declared on common stock ($2.84 per share)	—	—	—	—	—	(376)	—	(376)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Purchase of common stock	—	(1.5)	—	(4)	—	—	(96)	(100)
Net issuance of common stock under employee stock plans	—	1.0	—	(56)	—	(5)	62	1
Share-based compensation	—	—	—	54	—	—	—	54
BALANCE AT DECEMBER 31, 2024	$394	131.4	$1,141	$2,218	$(3,161)	$12,017	$(6,066)	$6,543
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended December 31, 2024
Earnings summary:
Net interest income (expense)	$463	$204	$47	$(181)	$42	$575
Provision for credit losses	25	(2)	(4)	—	2	21
Noninterest income	150	27	71	2	—	250
Noninterest expenses	272	174	98	1	42	587
Provision (benefit) for income taxes	70	14	5	(44)	2	47
Net income (loss)	$246	$45	$19	$(136)	$(4)	$170
Net charge-offs (recoveries)	$15	$1	$—	$—	$—	$16
Selected average balances:
Assets	$45,445	$3,055	$5,201	$17,825	$7,708	$79,234
Loans	43,258	2,374	4,982	—	3	50,617
Deposits	33,313	23,964	3,882	1,946	242	63,347

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended September 30, 2024
Earnings summary:
Net interest income (expense)	$465	$205	$45	$(220)	$39	$534
Provision for credit losses	6	4	3	—	1	14
Noninterest income	148	24	74	26	5	277
Noninterest expenses	252	175	90	1	44	562
Provision (benefit) for income taxes	83	12	7	(48)	(3)	51
Net income (loss)	$272	$38	$19	$(147)	$2	$184
Net charge-offs	$10	$1	$—	$—	$—	$11
Selected average balances:
Assets	$45,668	$3,045	$5,296	$18,277	$7,945	$80,231
Loans	43,462	2,347	5,042	—	10	50,861
Deposits	32,262	24,224	3,844	3,299	267	63,896

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended December 31, 2023
Earnings summary:
Net interest income (expense)	$502	$202	$49	$(200)	$31	$584
Provision for credit losses	10	1	3	—	(2)	12
Noninterest income	142	31	73	(55)	7	198
Noninterest expenses	349	217	105	8	39	718
Provision (benefit) for income taxes	72	5	4	(63)	1	19
Net income (loss)	$213	$10	$10	$(200)	$—	$33
Net charge-offs	$19	$1	$—	$—	$—	$20
Selected average balances:
Assets	$48,131	$3,006	$5,471	$19,157	$8,358	$84,123
Loans	45,355	2,277	5,160	—	4	52,796
Deposits	32,470	24,273	3,921	5,093	288	66,045
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, adjusted earnings per share, adjusted ROA and adjusted ROE provide a greater understanding of ongoing operations and financial results by removing the impact of notable items from net income, net income available to common shareholders, average assets and average common shareholders’ equity. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica’s results for a more informed understanding of those results. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Fourth	Third	Fourth	Years Ended
	Quarter	Quarter	Quarter	December 31,
(dollar amounts in millions, except per share data)	2024	2024	2023	2024	2023
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$163	$177	$27	$671	$854
Securities repositioning (a)	19	—	—	19	—
Net BSBY cessation hedging losses (gains) (b)	(16)	9	88	32	88
FDIC special assessment (c)	(2)	(4)	109	13	109
Modernization and expense recalibration initiatives (d)	(5)	2	21	—	31
Income tax impact of above items	1	(2)	(52)	(15)	(54)
Adjusted net income attributable to common shareholders	$160	$182	$193	$720	$1,028
Diluted average common shares (in millions)	133	134	133	134	133
Diluted earnings per common share:
Reported	$1.22	$1.33	$0.20	$5.02	$6.44
Adjusted	1.20	1.37	1.46	5.39	7.75
Adjusted Net Income, ROA and ROE:
Net income	$170	$184	$33	$698	$881
Securities repositioning (a)	19	—	—	19	—
Net BSBY cessation hedging losses (gains) (b)	(16)	9	88	32	88
FDIC special assessment (c)	(2)	(4)	109	13	109
Modernization and expense recalibration initiatives (d)	(5)	2	21	—	31
Income tax impact of above items	1	(2)	(52)	(15)	(54)
Adjusted net income	$167	$189	$199	$747	$1,055
Average assets	$79,234	$80,231	$84,123	$80,568	$87,194
Impact of adjusted items to average assets	(2)	—	(8)	(3)	(6)
Adjusted average assets	$79,232	$80,231	$84,115	$80,565	$87,188
ROA:
Reported	0.85%	0.92%	0.15%	0.87%	1.01%
Adjusted	0.84	0.94	0.94	0.93	1.21
Average common shareholder’s equity	$6,345	$6,546	$4,947	$6,011	$5,201
Impact of adjusted items to average common shareholders’ equity	(2)	1	24	9	18
Adjusted average common shareholder’s equity	$6,343	$6,547	$4,971	$6,020	$5,219
ROE:
Reported	10.27%	10.88%	2.17%	11.23%	16.50%
Adjusted	10.08	11.22	15.47	12.02	19.77
(a)Securities repositioning relates to losses incurred on the sale of $827 million of Treasury securities that were replaced with higher-yielding Treasury securities with a duration of 1.9 years.
(b)The cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap were recorded as risk management hedging losses until the swap was re-designated. All impacted swaps were re-designated as of April 1, 2024; therefore, settlement of interest payments for months after re-designation were recorded as net interest income.
(c)Additional FDIC insurance accrual adjustments resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(d)Related to certain initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms, as well as calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.

Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	December 31,	September 30,	December 31,
(in millions, except share data)	2024	2024	2023
Common Equity Tier 1 Capital (a):
Tier 1 capital	$9,061	$9,077	$8,808
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,667	$8,683	$8,414
Risk-weighted assets	$72,878	$72,583	$75,901
Tier 1 capital ratio	12.43%	12.51%	11.60%
Common equity tier 1 capital ratio	11.89	11.96	11.09
Tangible Common Equity:
Total shareholders' equity	$6,543	$7,366	$6,406
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$6,149	$6,972	$6,012
Less:
Goodwill	635	635	635
Other intangible assets	6	6	8
Tangible common equity	$5,508	$6,331	$5,369
Total assets	$79,297	$79,663	$85,834
Less:
Goodwill	635	635	635
Other intangible assets	6	6	8
Tangible assets	$78,656	$79,022	$85,191
Common equity ratio	7.75%	8.75%	7.00%
Tangible common equity ratio	7.00	8.01	6.30
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,149	$6,972	$6,012
Tangible common equity	5,508	6,331	5,369
Shares of common stock outstanding (in millions)	131	133	132
Common shareholders' equity per share of common stock	$46.79	$52.52	$45.58
Tangible common equity per share of common stock	41.91	47.69	40.70
(a)December 31, 2024 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2024	2024	2023
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$33,387	$31,926	$31,485
Less:
Affiliate deposits	(3,876)	(3,839)	(4,064)
Total uninsured deposits, excluding affiliate deposits	$29,511	$28,087	$27,421